Exhibit 99.1

Mirati Therapeutics Reports Fourth Quarter and Full Year 2014 Financial Results

and Provides Business Update

Company anticipates proof of concept data in 2015

and is well capitalized following recent financing that generated $48.2 million

SAN DIEGO — March 11, 2015 — Mirati Therapeutics, Inc. (“Mirati”) (NASDAQ: MRTX) today reported financial results for the fourth quarter and twelve months ended December 31, 2014 and provided an update on its drug development programs.

“Mirati was built on the premise that the best way to improve outcomes for patients with cancer is to treat the specific genetic and epigenetic drivers of their cancer,” said Charles M. Baum, M.D., Ph.D., president and CEO, Mirati. “In 2014, we made significant progress across our clinical programs in non-small cell lung cancer, bladder cancer and diffuse large B-cell lymphoma, and are now well positioned for a truly transformational year in 2015. By mid-year, we anticipate having initial data from the MGCD265 and mocetinostat trials, giving us the potential to initiate registration trials by the end of the year.”

2014 and Recent Pipeline Highlights

Operations

•                  Successfully completed public offering of 2.6 million shares of common stock at $20.00 per share in February 2015, generating net proceeds of approximately $48.2 million

•                  Strengthened and diversified the board of directors with the addition of William R. Ringo and Michael Grey

MGCD265: Molecularly targeted kinase inhibitor

•                  Identified the recommended Phase 2 dose that, based on pharmacokinetic and pharmacodynamic (PK/PD) results, fully inhibits MET and Axl (which are drivers of tumor growth)

•                  Dosed the first patients selected for MET and Axl genetic alterations. This included patients with non-small cell lung cancer (NSCLC) and patients with solid tumors other than NSCLC

•                  Anticipate initial proof of concept data in mid-2015

Mocetinostat: Molecularly targeted epigenetic inhibitor

•                  Established a novel patient selection strategy based on the identification and selection of patients with inactivating mutations in the histone acetyl transferase genes, CREBBP and EP300

•                  Dosed the first patients who harbor these mutations in two Phase 2 trials: One trial in patients with bladder cancer and the other trial in patients with relapsed and refractory diffuse large B-cell lymphoma (DLBCL) and follicular lymphoma (FL)

•                  Anticipate initial proof of concept data in mid-2015

MGCD516: Molecularly targeted kinase inhibitor

•                  Initiated a Phase 1 dose escalation study designed to identify an optimal dose capable of inhibiting tumor growth in patients with genetic alterations of Trk, RET or DDR

•                  We plan to establish a Phase 2 dose in the first half of 2015 and initiate expansion cohorts in selected patients in the second half of 2015

Fourth Quarter and Full Year 2014 Financial Results

Cash, cash equivalents, and short-term investments were $29.3 million at December 31, 2014, compared to $62.1 million at December 31, 2013. In February 2015, the Company successfully completed a public offering of 2.6 million shares of its common stock, generating net proceeds of approximately $48.2 million.

Research and development expenditures for the fourth quarter of 2014 were $7.1 million, compared to $4.3 million for the same period in 2013. Research and development expenses for the year ended December 31, 2014 were $26.1 million, compared to $19.8 million for the same period in 2013. The Company’s research and development expenses during the fourth quarter and year ended December 31, 2014 primarily consisted of costs to advance the clinical development of its three oncology development programs, MGCD265, MGCD516 and mocetinostat. General and administrative expenses for the fourth quarter of 2014 were $3.4 million, compared to $2.5 million for the same period in 2013. General and administrative expenses for the year ended December 31, 2014 were $12.7 million, compared to $11.2 million for the same period in 2013.

Other income and expense, net, for the fourth quarter of 2014 was income of $0.1 million compared to expense of $3.5 million for the same period in 2013. Other income and expense, net, for the year ended December 31, 2014 was expense of $4.6 million compared to expense of $20.9 million for the same period in 2013. Other income or expense, net, is comprised primarily of gains or losses arising from the change in fair value of our warrant liability. During the third and fourth quarters of 2014, the Company amended the warrant agreements to allow for the warrants to be denominated in U.S. dollars. The amended warrants qualified for equity classification and were reclassified into stockholders’ equity.

Net loss for the fourth quarter of 2014 was $10.4 million, or $0.77 per share compared to net loss of $11.2 million, or $0.97 per share for the same period in 2013. Net loss for the year ended December 31, 2014 was $43.7 million, or $3.24 per share, compared to net loss of $52.9 million, or $4.78 per share for the same period in 2013.

About Mirati Therapeutics
Mirati Therapeutics is a targeted oncology company developing therapeutics for precisely defined patient populations. Mirati’s approach combines the three most important factors in oncology drug development — drug candidates targeting genetic and epigenetic drivers of cancer, creative and agile clinical development that selects for patients whose tumors are dependent on those driver alterations, and a highly accomplished precision medicine leadership team. The Mirati team is using a blueprint proven by their prior work for developing potential breakthrough therapies with accelerated development paths. Mirati is advancing three drug candidates through clinical development for multiple oncology indications. More information is available at www.mirati.com.

Forward Looking Statements
Certain statements contained in this news release, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking information and forward-looking statements (collectively “forward-looking statements” within the meaning of applicable securities laws). Such statements, based as they are on the current expectations of management of Mirati and upon what management believes to be reasonable assumptions based on information currently available to it, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond Mirati’s control. Such statements can usually be identified by the use of words such as “may,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” and other similar terminology, or state that certain actions, events or results “may” or “would” be taken, occur or be achieved. Forward-looking statements in this release include, but are not limited to, statements regarding the timing of initiating and reporting data from clinical trials, the potential for MGCD265 to show signals of activity in MET and Axl pathways and the potential for accelerated approval pathways.

Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks, assumptions, and uncertainties, many of which are beyond our control, and the effects of which can be difficult to predict. These risks include those inherent in drug development, whether Mirati will be able to obtain financing when needed or on favorable terms, and other risks described in Mirati’s filings with the Securities and Exchange Commission. In evaluating any forward-looking statements in this release, Mirati cautions readers not to place undue reliance on any forward-looking statements. Unless otherwise required by applicable securities laws, Mirati does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

###

Company Contact:

Anne Erickson

Mirati Therapeutics Inc.

Investor Relations and Corporate Communications

858-332-3532

ericksona@mirati.com

Investor Relations and Media Relations:

Jason Spark

Canale Communications

619-849-6005

jason@canalecomm.com

Mirati Therapeutics, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,
	2014	2013
Assets
Current assets
Cash, cash equivalents and short-term investments	$29,303	$62,070
Other current assets	3,354	2,145
Total current assets	32,657	64,215

Property and equipment, net	496	322
Other assets	326	—
Total assets	$33,479	$64,537

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$5,396	$5,245
Warrant liability	—	33,407
Other liability	21	—
Total liabilities	5,417	38,652

Stockholders’ equity	28,062	25,885

Total liabilities and stockholders’ equity	$33,479	$64,537

Mirati Therapeutics, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands except per share data, unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
Expenses
Research and development	$7,080	$4,320	$26,071	$19,797
General and administrative	3,363	2,541	12,699	11,177
Restructuring costs	—	1,025	334	1,025
Total operating expenses	10,443	7,886	39,104	31,999

Loss from operations	(10,443)	(7,886)	(39,104)	(31,999)

Other income (expense), net	56	(3,485)	(4,594)	(20,883)

Loss before income taxes	(10,387)	(11,371)	(43,698)	(52,882)

Income tax benefit	—	138	—	23

Net loss	$(10,387)	$(11,233)	$(43,698)	$(52,859)

Unrealized gain (loss) on available-for-sale investments	$(8)	$(13)	$14	$(13)

Comprehensive loss	$(10,395)	$(11,246)	$(43,684)	$(52,872)

Basic and diluted net loss per share	$(0.77)	$(0.97)	$(3.24)	$(4.78)

Weighted average number of shares used in computing net loss per share, basic and diluted	13,540	11,642	13,483	11,057